Exhibit 10.4

AMENDED AND RESTATED ESCROW AGREEMENT

THIS AMENDED AND RESTATED ESCROW AGREEMENT dated as of July 2, 2024 (as the same may be amended, supplemented and/or otherwise modified from time to time, the “Escrow Agreement”), is made and entered into by and among the Noteholders listed on “Exhibit A” attached to this Escrow Agreement as secured parties as such Exhibit may be amended from time to time (collectively the “Noteholders”), HCW BIOLOGICS INC., a Delaware Corporation (the “HCW”), (Noteholders and HCW are sometimes collectively referred to herein as the “Parties”), and Mercedes M. Sellek, P.A., a Florida corporation, as escrow agent (the “Escrow Agent”).

RECITALS

A.
The Parties and the Escrow Agent entered into that certain Escrow Agreement dated as of March 28, 2024 (the “Original Agreement”), and they desire to amend and restate the Original Agreement to be and read as set forth below.

B.
HCW is the record and beneficial owner of equity interests in Wugen Inc., a Delaware corporation (the “Pledged Company”), and owns, as of the date hereof, 2,174,311 shares of the issued and outstanding common stock of the Pledged Company. Such equity interest in the Pledged Company owned by HCW, a “Pledged Share” and all such shares collectively, the “Pledged Shares.”

C.
HCW and each of the Noteholders as of the date hereof have entered into a senior secured promissory note (each a “Promissory Note”) substantially in the form attached hereto as “Exhibit B” and made a part hereof by reference.

D.
Contemporaneous with this Escrow Agreement, HCW and Noteholders have entered into that certain Amended and Restated Senior Secured Note Purchase Agreement, dated as of the date hereof (the “Note Purchase Agreement”) attached hereto as “Exhibit C” and made a part hereof by reference, pursuant to which the Noteholders have extended or will extend loans to HCW on the terms and subject to the conditions set forth therein.

E.
Contemporaneous with this Escrow Agreement, and as security for the Promissory Notes, HCW and Noteholders have entered into an Amended and Restated Pledge Agreement (the “Pledge Agreement”) attached hereto as “Exhibit D” and made a part hereof by reference.

F.
As security of HCW’s obligations under the Promissory Notes, Note Purchase Agreement, and the Pledge Agreement (collectively the “Loan Documents”), the Noteholders have requested that HCW enter into this Escrow Agreement and pledge the percentage of its interests in the Pledged Shares to the Noteholders, and for the Escrow Agent to serve as escrow agent under the terms set forth in this Escrow Agreement.

A&R ESCROW AGREEMENT

HCW Biologics, Inc.

G.
Noteholders and HCW desire to have Escrow Agent hold and release the Pledged Shares pursuant to the terms hereof.

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. INCORPORATION OF RECITALS. The Recitals set forth above are incorporated by reference into this Escrow Agreement.

2. DEPOSIT IN ESCROW OF PLEDGED SHARES. Simultaneously with the execution and delivery of the Original Agreement, HCW approved of the delivery to the Escrow Agent of the Pledged Shares. The Escrow Agent hereby acknowledges receipt of the Pledged Shares and shall hold the Pledged Shares under the terms of this Escrow Agreement.

3. DUTIES OF ESCROW AGENT. Nothing contained herein shall be deemed to obligate Escrow Agent to release the Pledged Shares. Escrow Agent may consult with counsel of its own choice and shall have full and complete authorization and protection for any action taken or suffered by it hereunder in good faith and in accordance with the opinion of such counsel. The Parties hereby agree, jointly and severally, to indemnify Escrow Agent and hold it harmless from any and all claims, liabilities, losses, actions, suits or proceedings at law or in equity, or any other expense or fee with which it may be threatened by reason of its acting as Escrow Agent under this Escrow Agreement, except in the case of its own willful misconduct or gross negligence; and in connection therewith, to indemnify Escrow Agent against any and all expenses, including attorney’s fees and costs of defending any action, suit or proceeding or resisting any claim. Escrow Agent shall be vested with a lien on all property deposited hereunder for indemnification, attorney’s fees and court costs regarding any suit, inter-pleader or otherwise, or any other expense, fee or charge of any character or nature, which may be incurred by Escrow Agent by reason of disputes arising between Noteholders and HCW as to the correct interpretation of this Escrow Agreement and notices given to Escrow Agent. Regardless of the notices aforesaid, Escrow Agent may hold the said property until and unless said additional expenses, fees and charges shall be fully paid. All of the terms and conditions in connection with Escrow Agent’s duties and responsibilities and the rights of Noteholders, HCW or anyone else, are contained in this instrument, and the Escrow Agent is not required to be familiar with the provision of any other instrument or agreement and shall not be charged with any responsibility or liability in connection with the observance or non-observance by anyone of the provisions of any other such instrument or agreement. Escrow Agent may rely and shall be protected in acting upon any paper or other document which may be submitted to it in connection with its duties hereunder and which is believed by it to be genuine and to have been signed or presented by the proper party or parties and shall have no liability or responsibility with respect to the form, execution or validity thereof. Escrow Agent shall be entitled to assume (i) the genuineness of all signatures on all documentation received by it; and (ii) the genuineness of all copies submitted to it as photostatic or exact

A&R ESCROW AGREEMENT

HCW Biologics, Inc.

copies. Escrow Agent shall not be required to institute or defend any action or legal process involving any matter referred to herein which in any manner affects it or its duties or liabilities hereunder unless or until required to do so by Noteholders or HCW, and then only upon receiving full indemnity in an amount and of such character as it shall require, against any and all claims, liabilities, judgments, attorney’s fees and other expenses of every kind in relation thereto, except in the case of its own willful misconduct or gross negligence. Escrow Agent shall not be bound in any way or affected by any notice of any modification, cancellation, abrogation or rescission of this Escrow Agreement, or any fact or circumstance affecting or alleged to affect the rights or liabilities of any other person, unless it has received written notice satisfactory to it, signed by Noteholders and HCW.

If Noteholders and HCW shall be in disagreement about the interpretation of these escrow provisions, or about the rights and obligations of, or the propriety of any action contemplated by, Escrow Agent hereunder, Escrow Agent may, at its sole discretion, file an action in inter-pleader to resolve said disagreement. Escrow Agent shall be indemnified for all costs, including reasonable attorney’s fees in connection with such inter-pleader action, and shall be fully protected in suspending all or a part of its activities under this Escrow Agreement until a final judgment in the inter-pleader action is received.

4. DISPOSITION OF PLEDGED SHARES.

a. Release to HCW. The Pledged Shares shall be delivered to the HCW by the Escrow Agent as follows:

Upon receipt by Escrow Agent of a duly executed and sworn notarized statement from the Noteholders stating that the HCW’s obligations under the Loan Documents have been paid in full.

b. Release to Noteholders: The Pledged Shares shall be delivered to the Noteholders by the Escrow Agent on the earlier of:

Upon receipt by Escrow Agent of a duly executed and sworn notarized statement from the Noteholders stating that the HCW is in default under the Loan Documents (“Default Notice”).

5. ESCROW TERM. The term of this Escrow Agreement shall expire (“Escrow Term”) upon the release of the Pledged Shares or upon the mutual release of the Parties.

6. ESCROW FEE. The Escrow Agent shall be paid a reasonable fee for acting as such hereunder. All reasonable expenses incurred by Escrow Agent in the course of performing its duties hereunder shall be reimbursed by HCW.

7. REMOVAL OR RESIGNATION OF ESCROW AGENT. The Escrow Agent may resign upon thirty (30) days’ prior written notice to the Parties. If a successor Escrow Agent (the “Successor Escrow Agent”) is not jointly appointed by the Parties

A&R ESCROW AGREEMENT

HCW Biologics, Inc.

within such thirty (30) day period, then the Escrow Agent may petition to a court of competent jurisdiction located in Broward County, Florida, to name a successor. Any Successor Escrow Agent shall have the same rights and obligations under this Escrow Agreement as the Escrow Agent; provided, however, that any Successor Escrow Agent shall not be liable for any act or omission of the Escrow Agent or of any prior Successor Escrow Agent.

8. INDEMNIFICATION. HCW and the Noteholders shall indemnify and hold harmless the Escrow Agent from and against any and all claims, liabilities, losses, damages, actions, suits and proceedings, at law or in equity, and any and all expenses, fees, or charges of any nature whatsoever, including without limitation trial and appellate attorneys’ fees and expenses, which the Escrow Agent may incur or suffer by reason of the Escrow Agent’s acting as such under this Escrow Agreement or filing any action in arbitration pursuant to this Escrow Agreement, except those resulting from the Escrow Agent’s gross negligence, intentional misconduct or failure to perform as specifically required by this Escrow Agreement.

9. ASSIGNMENT; SUCCESSORS. This Escrow Agreement is a personal one among the Parties, and no assignment or attempted assignment of this Escrow Agreement or any interest hereunder by HCW shall be of any force or effect unless and until the Escrow Agent and the Noteholders shall give their written consent thereto. No person, firm or company will be recognized by the Escrow Agent as a successor, heir or personal representative of any party hereto until the Escrow Agent receives evidence satisfactory to it of such succession.

10. ATTACHMENT. If the Pledged Shares held by the Escrow Agent is attached or levied upon under any order of court, or the distribution of the Pledged Shares is stayed or enjoined by any order of court, or any other order, judgment or decree is made or entered by any court affecting the Pledged Shares, or any act of the Escrow Agent, the Escrow Agent is hereby expressly authorized in its sole discretion to obey and comply with all writs, orders, judgments or decrees entered or issued, in any jurisdiction, provided, that Escrow Agent gives written notice of any such order, judgment or decree to HCW and the Noteholders as promptly as possible. If the Escrow Agent obeys or complies with any such writ, order, judgment or decree, it shall not be liable to any of the Parties, their respective successors, heirs, or personal representatives, or to any other person or entity because of such compliance, even if such writ, order, judgment or decree is subsequently reversed, modified, annulled, set aside or vacated.

11. NOTICES. All notices, consents, demands, requests, approvals, waiver and other communications which are required or may be given hereunder shall be in writing and shall be deemed to have been duly given three (3) days after having been mailed or emailed to such party by registered air mail, return receipt requested, postage prepare, addressed as follows:

If to HCW: HCW Biologics Inc.

2929 N Commerce Parkway

A&R ESCROW AGREEMENT

HCW Biologics, Inc.

Miramar, FL 33025

Attention: Nicole Valdivieso

Email: NicoleValdivieso@hcwbiologics.com

If to Noteholders: See Signature Page for address

If to the Escrow Agent: Mercedes M. Sellek, P.A.

2520 SW 99 Court

Miami, FL 33165

786-591-7310

Attention: Mercedes M. Sellek, Esq.

Email: msellek@selleklaw.com

or to such other address or addresses as may be designated by written notice to the other Parties in conformity herewith.

12.
COUNTERPARTS. This Escrow Agreement may be executed in any number of counterparts, each of which shall be deemed an original of this Escrow Agreement, but all of which together shall constitute one and the same instrument, and it shall not be necessary in making proof of this Escrow Agreement to produce or account for more than one counterpart.

13. CHOICE OF LAW. The validity, interpretation and enforcement of this Escrow Agreement and all other instruments and documents executed in connection with this transaction shall be governed by the laws of the State of Florida, excluding those laws relating to the resolution of conflicts between laws of different jurisdictions, and shall be subject to the jurisdiction of the courts of Broward County. This Escrow Agreement is in the English language, and no translation of this Escrow Agreement into any language other than English shall be considered in the interpretation hereof.

14. HEADINGS. The section and subsection headings contained in this Escrow Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Escrow Agreement.

15. NO WAIVER; CUMULATIVE RIGHTS. The rights and remedies of the Parties hereto are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power or privilege hereunder or in the Loan Documents shall operate as a waiver of such right, power or privilege, and no single or partial exercise of any right, power or privilege hereunder will preclude any other or further exercise of such rights, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Escrow Agreement can be discharged by the one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any

A&R ESCROW AGREEMENT

HCW Biologics, Inc.

obligation of such party or the right of the party giving such notice or demand to take further action without notice or demand as provided in this Escrow Agreement.

16. SEVERABILITY. If any provision of this Escrow Agreement shall be determined by a court of competent jurisdiction to be invalid, illegal or unenforceable, such determination shall not affect or impair the validity, legality, or enforceability of the remaining provisions contained herein.

17. THIRD PARTY BENEFICIARIES. Nothing expressed or implied in this Escrow Agreement is intended, or shall be construed, to confer upon or give any person, firm or corporation other than the Parties hereto, their subsidiaries and successors, any rights, remedies, obligations or liabilities under or by reason of this Escrow Agreement or result in their being deemed a third-party beneficiary of this Escrow Agreement.

18. ATTORNEY’S FEES. In the event a suit or proceeding is brought by a party to this Escrow Agreement to enforce its provisions, or to seek remedy for any breach thereof, the prevailing party shall be entitled to receive its reasonable attorney’s fees and disbursements incurred in connection with such suit or proceeding, including fees and expenses incurred in any appellate proceedings.

19. ENTIRE AGREEMENT; AMENDMENT. This Escrow Agreement expresses the entire and exclusive understanding of the Parties hereto with respect to the matters covered hereby and incorporates any and all prior agreements, understandings, negotiations and discussions relating thereto, whether written or oral, all of which are hereby terminated and cancelled. This Escrow Agreement may be modified or amended only by an instrument in writing executed by HCW, Noteholders holding more than 50% of the unpaid principal amount of all Promissory Notes then outstanding and Escrow Agent.

[SIGNATURE PAGE TO FOLLOW]

A&R ESCROW AGREEMENT

HCW Biologics, Inc.

SIGNATURE PAGE - ESCROW AGREEMENT

IN WITNESS WHEREOF, the Parties have executed this Escrow Agreement on the day and year first above written.

NOTEHOLDERS:

O’NEILL AAF LLC, as agent for itself and the other Noteholders

By: _________________________________________

Name: George D. O’Neill Jr.

Title: Manager

HCW:

HCW BIOLOGICS INC.

By: _________________________________________

Name: Hing C. Wong

Title: Chief Executive Officer

ESCROW AGENT:

MERCEDES M. SELLEK, P.A., a Florida corporation

By: _____________________________________

Name: Mercedes M. Sellek

Title: Esquire and President

A&R ESCROW AGREEMENT

HCW Biologics, Inc.

EXHIBIT A

SCHEDULE OF NOTEHOLDERS

Name	Principal Amount	Pro Rata Interest	Wugen Shares
Dr. Hing C. Wong	$ 620,000	6.20%	168,287
Dr. Hing C. Wong	1,600,000	16.00%	434,290
Chris Cheung and Ling Cheung	200,000	2.00%	54,286
Michael Pool and Manwah Wong	100,000	1.00%	27,143
Ho Cheung Wong	60,000	0.60%	16,286
Ho Sang Yeung (Kelly)	250,000	2.50%	67,858
R. Kemp Riechmann Trustee Revocable Trust of Roland Kemp Riechmann	250,000	2.50%	67,858
Benjamin J. Patz	250,000	2.50%	67,858
Rebecca Byam	220,000	2.20%	59,715
Scott T. Garrett	90,000	0.90%	24,429
Gary M. Winer	50,000	0.50%	13,572
Gary M. Winer	10,000	0.10%	2,714
O'Neill AAF LLC	1,500,000	15.00%	407,147
Retained by Company	4,800,000	48.00%	1,302,868

Total	$ 10,000,000	100.00%	2,714,311

A&R ESCROW AGREEMENT

HCW Biologics, Inc.

EXHIBIT B

SENIOR SECURED PROMISSORY NOTE

A&R ESCROW AGREEMENT

HCW Biologics, Inc.

EXHIBIT C

SENIOR SECURED NOTE PURCHASE AGREEMENT

A&R ESCROW AGREEMENT

HCW Biologics, Inc.

EXHIBIT D

PLEDGE AGREEMENT

A&R ESCROW AGREEMENT

HCW Biologics, Inc.